Exhibit 23.2

[FORM OF CONSENT TO BE RECEIVED FROM COUNSEL]

Consent of Skadden, Arps, Slate, Meagher & Flom LLP

[Date]

Azure Power Global Limited

8 Local Shopping Complex

Pushp Vihar, Madangir, New Delhi 110062, India

Re:	Azure Power Global Limited
Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel to Azure Power Global Limited in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

This letter of consent is being furnished in accordance with the requirements of Item 601(b)(23) of Regulation S-K of the General Rules and Regulations under the Securities Act.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Very truly yours,